EXHIBIT 11

                       FINGERHUT COMPANIES, INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER SHARE
            FOR THE FISCAL YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995
                                 AND DECEMBER 30, 1994
              (In thousands of dollars, except share and per share data)



                                                                   1996            1995            1994

Primary

  Net earnings (a)                                              $   40,159      $   50,858      $   45,925
                                                                ===========     ===========     ===========

  Weighted average shares of common stock outstanding           46,210,151      45,834,575      46,237,706

  Common stock equivalents                                       2,418,157       2,644,396       4,032,713

  Weighted average shares of common stock and common
   stock equivalents (b)                                        48,628,308      48,478,971      50,270,419
                                                                ===========     ===========     ===========

  Primary earnings per share of common stock and
   common stock equivalents (a / b)                                  $ .83           $1.05           $ .91
                                                                ===========     ===========     ===========



Fully Diluted
  Net earnings (c)                                              $   40,159      $   50,858      $   45,925
                                                                ===========     ===========     ===========

  Weighted average shares of common stock outstanding           46,210,151      45,834,575      46,237,706

  Common stock equivalents                                       2,457,936       2,684,995       4,054,602

  Weighted average shares of common stock and common
   stock equivalents (d)                                        48,668,087      48,519,570      50,292,308
                                                                ===========     ===========     ===========

  Fully diluted earnings per share of common stock
   and common stock equivalents (c / d)                              $ .83           $1.05           $ .91
                                                                ===========     ===========     ===========




Common stock equivalents for primary earnings per share are computed by the treasury stock method using the average market price.

Common stock equivalents for fully diluted earnings per share are computed by the treasury stock method using the ending market price or the average of the fully diluted monthly amounts, whichever is higher.